EXHIBIT 10.35

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT made as of the 29th March, 1996 between M.D.J.B., INC., (FORMERLY WHITMAN MEDICAL ACQUISITION CORPORATION), a Delaware corporation (the "Corporation"), with principal executive offices at 4400 Biscayne Boulevard, Miami, Florida 33137, and DAVID D. O'DONNELL, residing at Colorado Springs, Colorado (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Corporation, a wholly owned subsidiary of Whitman Medical Corp., a New Jersey Corporation ("Whitman") has agreed to purchase (the "Acquisition") all the issued and outstanding capital stock of M.D.J.B., Inc., a Colorado corporation ("MDJB") pursuant to a certain Agreement and Plan of Merger between Whitman, Acquisition and MDJB dated September 12, 1995, as amended, (the "Merger Agreement"); and

         WHEREAS, the Corporation deems it to be in its interests to secure and retain the services of the Employee and the Employee desires to be employed by the Corporation upon the terms and conditions hereinafter set forth; and

         WHEREAS, this Agreement shall supersede and replace any existing employment agreement or arrangement between the Corporation, MDJB or their predecessors and Employee and is intended to provide for the relationship and obligations of each of the parties hereto with respect to employment and other matters referred to in the within agreement,

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

         1.       EMPLOYMENT, DUTIES AND ACCEPTANCE.

                  1.1 SERVICES. The Corporation hereby employs Employee, for the Term (as hereinafter defined in Section 2 hereof), to render exclusive and full-time services to the business and affairs of the Corporation as the President of the Corporation, subject to the direction and control of the Board of Directors of the Corporation and the President of Whitman ("Whitman Management"), and, in connection therewith, the Employee shall be responsible for the operations of the Corporation and performing such executive management duties as he shall reasonably be directed or requested to perform by the Whitman Management, to whom he shall report, and to use his best efforts, skill and abilities to promote the interests of the Corporation, Whitman and its subsidiaries. For so long as the Corporation operates in the Colorado area, Employee shall not be required by the Corporation to relocate.

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                  1.2 ACCEPTANCE. Employee hereby accepts such employment and agrees to render the services described in Section 1.1 hereof.

         2.       TERM OF EMPLOYMENT.

                  The term of Employee's employment under this Agreement (the "Term") shall commence on the date of this Agreement and shall expire on the third (3rd) anniversary thereof, unless (i) sooner terminated pursuant to
Section 8 of this Agreement or (ii) extended by the written agreement of the parties hereto.

         3.       COMPENSATION.

                  A. During the Term, as full compensation for all services to be rendered pursuant to this Agreement, the Corporation agrees to pay Employee a salary at the annual rate of $145,000.00, payable in equal monthly or more frequent installments, less such deductions or amounts to be withheld as shall be required by applicable laws and regulations. Such compensation shall be reviewed annually but shall in no event be reduced as a result of such review. Employee understands and agrees that the Corporation is not under any obligation to increase Employee's compensation as a result of such review.

                  B. Employee shall also receive, subject to termination upon the exercise of the Rescission Right (as defined and provided in the Merger Agreement), as of the date of this Agreement a grant of a Stock Option under Whitman's existing Incentive Stock Option Plan to purchase 75,000 shares of the Common Stock of Whitman (the "Option"). The Option shall have a term of (10) years, subject to earlier termination upon Employee's termination of employment with the Corporation, and shall vest in full at the expiration of three (3) years from the date of grant; provided that if Employee is terminated by the Corporation pursuant to Section 8.3 hereof, the Stock Option shall immediately vest upon such termination. The remaining terms of the Stock Option shall be consistent with the terms and provisions of the Whitman Stock Option Plan pursuant to which the Stock Option will be granted. At the commencement of each of the second and third year of employment hereunder, Employee shall be eligible for the grant of additional stock options from Whitman's Stock Option Plan in accordance with the Board of Directors' annual and then existing stock option review and grant procedure.

                  C. Employee shall be eligible for an annual bonus, payable within sixty (60) days after the first, second and third anniversary of this Agreement, of up to 50% of the employee's annual base salary payable under
Section 3A hereof, which bonus shall be determined by the Board of the Corporation based upon Employee's achievement of the performance plan mutually agreed upon by the Corporation and Employee for such preceding year.



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         4.       EXPENSES.

                  The Corporation shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Corporation may require.

         5.       ADDITIONAL BENEFITS.

                  In addition to the compensation, expenses and other benefits to be paid under Sections 3 and 4 hereof, Employee will be entitled to all rights and benefits, including vacation time, for which he shall be eligible under those MDJB incentive, pension or other extra compensation or "fringe" benefit plans now existing for the benefit of the executives or employees generally of MDJB that the Corporation elects to continue following the consummation of the Acquisition as well as those incentive, pension or other extra compensation or "fringe" benefit plans of Whitman now existing or adopted during the Term for the benefit of the executives or employees generally of Whitman. The Corporation shall also (i) satisfy the premium on Employee's personal life insurance policy currently maintained by MDJB by paying the gross premium plus the income taxes attributable to Employee as a result of such premium payment, and (ii) provide Employee with a car allowance consistent with that provided to other executives of Whitman.

         6.       MDJB CREDIT FACILITIES.

                  The Corporation and Whitman shall use their best efforts following the expiration of the Rescission Right (as defined and provided in the Merger Agreement), subject to the consent and approval of Bank One, Colorado, N.A. (the "Bank"), to substitute their guaranties for those of Employee with respect to existing credit facilities maintained by MDJB or its subsidiaries with the Bank (the "Credit Facility"). If the Bank will not release Employee from his present guarantee, the Corporation and Whitman will, nevertheless, execute and deliver their unconditional and primary guarantee to the Bank. Commencing upon the expiration of the Rescission Right, Whitman and the Corporation agree to hold Employee harmless and indemnify him from any claims, losses, judgments and costs, including, without limitation, reasonable attorney's fees and expenses arising from such guarantee of Employee. When the Credit Facility provided by the Bank expires (on or about May 1, 1996), provided the Rescission Right has expired, Employee may terminate his guarantee and shall not be required to guarantee payment to any provider of a replacement or successor credit facility.

         7. INSURABILITY; RIGHT TO INSURE. Employee represents and warrants to the Corporation that, to the best of his knowledge, on the date hereof he is, and upon the commencement of the Term he will be, insurable at standard premium rates. Employee agrees that the Corporation shall have the right during the Term to insure the life of Employee by a

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policy or policies of insurance in such amount or amounts as it may deem necessary or desirable, and the Corporation shall be the beneficiary of any such policy or policies and shall pay the premiums or other costs thereof. The Corporation shall have the right, from time to time, to modify any such policy or policies of insurance or to take out new insurance on the life of Employee. Employee agrees, upon request, at any time or times prior to the commencement of or during the Term to sign and deliver any and all documents and to submit to any physical or other reasonable examinations which may be required in connection with any such policy or policies of insurance or modifications thereof.

         8.       TERMINATION.

                  8.1 DEATH. If during the Term Employee shall die, this Agreement shall terminate as of the date of Employee's death. The compensation or other amounts payable hereunder to or for the benefit of Employee through the date of death, if any, shall be paid to such person or persons as Employee may designate by notice to the Corporation from time to time or, in the absence of such designation, to his spouse.

                  The Option may thereafter be exercised in accordance with the terms of the 1992 Incentive Stock Option Plan of Whitman.

                  8.2 DISABILITY. Should Employee become disabled, as hereinafter defined, during the Term hereunder, this Agreement and the Employee's employment with the Corporation shall terminate upon written notice from the Corporation to the Employee.

                  The Option may thereafter be exercised in accordance with the terms of the 1992 Incentive Stock Option Plan of Whitman.

                  As used herein, the term "disabled" is hereby defined as the inability of Employee, by reason of injury, physical or mental illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Corporation for a continuous period of three (3) months or more, or for an aggregate period of four (4) months or more in any twelve (12) month period, whether or not continuous. In the event of a dispute as to the existence of any such disability, Employee agrees to submit to medical and psychiatric examination conducted by a physician mutually acceptable to the employee and the Corporation and to be bound by any determination made by such physician.

                  8.3 TERMINATION WITHOUT CAUSE. The Corporation shall have the option to terminate this Agreement without cause upon thirty days' written notice to the Employee. In the event the Corporation does terminate this Agreement without it being for cause (as defined in Section 8.4 hereof), the Corporation shall pay the Employee his salary, benefits and any bonuses to which he is entitled up to the earlier of (i) one (1) year, or (ii) the remaining Term.



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                  The Option may thereafter be exercised in accordance with the terms of the 1992 Incentive Stock Option Plan of Whitman.

                  8.4 TERMINATION FOR CAUSE. The Corporation may at any time during the Term, by notice, terminate this Agreement and discharge Employee for cause, whereupon the Corporation's obligation to pay compensation or other amounts payable hereunder to or for the benefit of Employee shall terminate on the date of such discharge. As used herein the term "for cause" shall be deemed to mean and include excessive absenteeism, alcoholism, drug abuse, misappropriation of any money or other assets or properties of the Corporation or its subsidiaries, conviction of or plea of NOLO CONTENDERE or its equivalent with respect to any felony that in either case in the judgment of the Board of Directors causes or is likely to cause material economic damage to the Corporation, its subsidiaries or affiliates or material injury to the business reputation of the Corporation, its subsidiaries or affiliates, willful violation of any reasonable specific and lawful written directions from Whitman Management or the Board of Directors of the Corporation after written notice by the Corporation to the Employee (a "Deficiency Notice") and Employee's failure to remedy or cure such violation or undertake such direction within ten (10) business days after receipt (as determined in accordance with Section 11 hereof) of the Corporation's Deficiency Notice (provided, however, that the Corporation's issuance of three (3) or more Deficiency Notices within any eighteen (18) month period during the Term shall be deemed a "for cause" termination event under this Section 8.4), or refusal to perform the services required of Employee under this Agreement.

                  The Option may be exercised by Employee (to the extent vested) following a termination pursuant to this Section 8.4 as permitted in accordance with the 1992 Incentive Stock Option Plan of Whitman.

                  8.5 TERMINATION BY EMPLOYEE. Employee shall have the right, upon ninety (90) days' written notice to the Corporation, to terminate this Agreement. Any termination by Employee pursuant to this Section 8.5 shall terminate this Agreement as of the date of termination as set forth in the notice unless this Agreement is terminated sooner by either party, whereupon the Corporation's obligation to pay compensation or other amounts payable hereunder to or for the benefit of Employee shall cease on the date of termination set forth in the notice.

                  The Option may thereafter be exercised in accordance with the terms of the 1992 Incentive Stock Option Plan of Whitman.

         9. PROTECTION OF CONFIDENTIAL INFORMATION. In view of the fact that Employee's work for the Corporation will bring him into close contact with confidential affairs thereof, and plans for future developments, Employee agrees to the following:

                  9.1 SECRECY. To keep secret and retain in the strictest confidence all confidential matters of the Corporation, including, without limitation, trade "know how" and trade secrets, customer lists, pricing policies, manufacturing methods, technical processes, formulae, inventions



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and research projects, and other business affairs of MDJB and the Corporation, learned by him heretofore or hereafter, and not to disclose them to anyone inside or outside of the Corporation, except in the course of performing his duties hereunder or with the Corporation's prior consent.

                  9.2 RETURN MEMORANDA, ETC. To deliver promptly to the Corporation on termination of his employment, or at any other time the Corporation may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Corporation's business and all property associated therewith, which he may then possess or have under his control.

                  9.3 NON-COMPETITION. The Employee agrees that he shall not at any time prior to 18 months after the earlier to occur of the expiration of the Term hereunder or earlier termination pursuant to Sections 8.2, 8.3, 8.4 or 8.5 and any voluntary termination, own, manage, operate, be a director or an employee of, or a consultant to any business or corporation which is conducting any business which competes with the business of the Corporation within twenty-five (25) miles of any campus operated by the Corporation or any of its subsidiaries. The Employee further agrees that he shall not, at any time prior to 18 months after the earlier to occur of (i) the expiration of the Term hereunder and (ii) any voluntary termination, assist or facilitate any such business or corporation to hire anyone who was employed by the Corporation at such time or at any time during the preceding twelve months. If any of the provisions of this section, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or provisions, which shall be given full effect, without regard to the invalid portions. If any of the provisions of this section, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or the type of conduct restricted therein, the parties agree that the court making such determination shall have the power to modify the duration, geographic area and/or other terms of such provision and, as so modified, said provision shall then be enforceable. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Corporation's right to the relief provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants. Notwithstanding anything to the contrary contained herein, (i) if the Employee is terminated without cause pursuant to Section 8.3 hereof, the provisions of this Section 9.3 shall apply only for such period as Employee continues to be paid in accordance with Section 8.3 and (ii) if the Corporation shall not offer to continue or renew this Agreement with Employee on substantially the same terms as existing between the parties during the final year of this Agreement (exclusive of any Option grant which shall be subject to separate agreement, if any, between the parties), the provisions of this Section 9.3 shall expire upon the expiration of the Term; provided however, that the restriction on Employee from hiring or assisting any business or corporation from hiring anyone who is employed by the Corporation at such time, or within the preceding 12 months, shall continue for 18 months from the expiration of the Term.


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                  9.4 INVENTIONS, DESIGNS AND PRODUCT DEVELOPMENTS. All
inventions, innovations, designs, processes, programs, techniques, assemblies of information, ideas and product developments developed or conceived by Employee, solely or jointly with others, relating to the Corporation's or any subsidiaries' business operations, whether or not patentable or copyrightable, at any time during the Term (collectively, the "Developments") and all of the Employee's right, title and interest therein, shall be the exclusive property of the Corporation. Employee hereby assigns, transfers and conveys to the Corporation all of his right, title and interest in and to any and all such Developments. Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Whitman Management. Employee agrees to preserve as confidential full particulars of any matters referred to herein, and to maintain at all times adequate current written records of all such matters which records shall be and shall remain the property of the Corporation. At any time and from time to time, upon the request of the Corporation, Employee shall execute and deliver to the Corporation any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Corporation, are or may be necessary or desirable to document such transfer or to enable the Corporation to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under Unites States or foreign law with respect to any Developments or to obtain any extension, validations, reissue, continuance or renewal of any such patent, trademark or copyright. The Corporation will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings.

                  9.5 INJUNCTIVE RELIEF. The Employee acknowledges and agrees that the restriction set forth in this Section 9 are reasonable and necessary to protect the legitimate interests of the Corporation and that the Corporation would not have entered into this Agreement in the absence of such restrictions, and because of the unique and extraordinary nature of his services, any breach or threatened breach of the provisions of Sections 9.1, 9.2, 9.3 or 9.4 hereof will cause irreparable injury and incalculable harm to the Corporation, and the Corporation shall, accordingly, be entitled to injunctive and other equitable relief for such breach or threatened breach without the necessity of providing actual damages and that resort by the Corporation to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which the Corporation may have with respect to such breach or threatened breach.

                  9.6 EXPENSES OF ENFORCEMENT OF COVENANTS. In the event that any action, suit or proceeding at law or in equity is brought to enforce the covenants contained in Section 9.1, 9.2, 9.3 or 9.4 hereof, or to obtain money damages for the breach thereof, the party substantially prevailing in any such action, suit or other proceeding shall be entitled upon demand to reimbursement from the other party for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection therewith.

         10.      INDEMNIFICATION.

                  Except in cases of the Employee's gross negligence or wilful misconduct, the Corporation will defend and indemnify Employee (except as otherwise provided in the Merger



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Agreement) to the maximum extent permitted by applicable law and the by-laws of the Corporation, against all claims, costs, charges and expenses incurred or sustained by him in connection with any action, suit or other proceeding to which he may be made a party by reason of his being an officer, director or employee of the Corporation or of any subsidiary or affiliate thereof and, to the extent of any "tail" insurance coverage maintained by the Corporation, by reason of his being an officer, director or employee of MDJB, Inc. and Colorado Technical University, Inc.

         11.      NOTICES.

                  All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first-class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given three days after the date sent), to the parties at their respective addresses hereinabove set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith.


         12.      GENERAL.

                  12.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New Jersey applicable to agreements made and to be performed entirely in New Jersey. The Employee hereby irrevocably submits to the personal jurisdiction of the state courts of New Jersey and the United States District Court for the District of New Jersey in connection with any suit, action or proceeding arising out of or related to this Agreement. Effective service may be made upon Employee by mail pursuant to Section 11 hereof.

                  12.2 CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  12.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                  12.4 ASSIGNABILITY. This Agreement, and Employee's rights and obligations hereunder, may not be assigned by Employee. The Corporation may assign its rights, but not its obligations, to any affiliate; in any event the rights and obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.


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                  12.5 AMENDMENT. This Agreement may be amended, modified,
superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument.

                  12.7 ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Newark, New Jersey, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of paragraph 9 hereof, and the employee hereby consents that such restraining order or injunction may be granted without the necessity of the Company posting any bond. The expense of such arbitration shall be borne equally by the Company and the Employee.

         13. REPRESENTATION OF THE EMPLOYEE. Employee represents and warrants that he is not a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly (but without limitation) in connection with any previous employment. Without limiting the foregoing, set forth on Exhibit A hereto is a description of all currently effective employment agreements and arrangements, confidentiality agreements or other non-competition agreements entered into by Employee in connection with any previous employment.

         14. EFFECTIVE DATE. This Agreement shall be effective as of the "Effective Time" as defined in the Merger Agreement. If the merger contemplated pursuant to the Merger Agreement is not consummated or if the Merger Agreement is terminated in accordance with its terms, this Agreement shall be void and of no further legal force or effect.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                                 M.D.J.B., INC. (FORMERLY
                                        WHITMAN MEDICAL ACQUISITION
                                        CORPORATION), A DELAWARE CORPORATION


By:                                     By:    /S/ RANDY S. PROTO
  -------------------------               -----------------------------------
                                          Randy S. Proto
                                          President



WITNESS:                                EMPLOYEE


/S/ NORMAN PALERMO                      /S/ DAVID O'DONNELL
- ---------------------------             -------------------------------------
                                        David O'Donnell






         Whitman Medical Corp. hereby guarantees the performance of this Agreement by Whitman Medical Acquisition Corporation; provided, however, that the guarantee shall expire effective upon Whitman Medical Corp.'s exercise of its Rescission Right (as defined and provided in the Merger Agreement):


                                        WHITMAN MEDICAL CORP.


                                        By: /S/ RANDY S. PROTO
                                          -----------------------------------
                                          Randy S. Proto
                                          President



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                                    EXHIBIT A


                          DISCLOSURE AS PER SECTION 13


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